                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            ART TECHNOLOGY GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.

           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           ART TECHNOLOGY GROUP, INC.
                                25 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02141

Dear Stockholder:

    I am pleased to invite you to attend the 2001 Annual Meeting of Stockholders of Art Technology Group, Inc. on May 14, 2001. We will hold the meeting at
10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

    On the pages following this letter you will find the Notice of Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the Notice. We have also enclosed our 2000 Annual Report.

    If you are a stockholder of record, we have enclosed your proxy card, which allows you to vote on the matters considered at the meeting. Simply mark, sign and date your proxy card, and then mail the completed proxy card to our transfer agent, EquiServe, L.P., in the enclosed postage-paid envelope. You may attend the meeting and vote in person even if you have sent in a proxy card.

    If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

                                          Sincerely yours,
                                          Joe Chung
                                          Chief Technology Officer and
                                          Chairman of the Board of Directors

    THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON OR BY
               PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

                           ART TECHNOLOGY GROUP, INC.
                                25 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date.............................  10:00 a.m. on Monday, May 14, 2001

Place.....................................  Hale and Dorr LLP
                                            60 State Street
                                            Boston, Massachusetts

Items of Business.........................  At the meeting, we will ask you and our other stockholders to:

                                            (1) Elect two directors to three-year terms.

                                            (2) Approve an amendment to increase the number of
                                            shares of common stock reserved under our Amended and
                                                Restated 1996 Stock Option Plan from 19,600,000 to
                                                25,600,000.

                                            (3) Approve amendments to our by-laws to authorize the
                                            use of electronic or remote communications for specified
                                                corporate purposes.

                                            (4) Ratify the selection of Arthur Andersen LLP as our
                                                independent accountants for fiscal 2001.

                                            (5) Transact any other business properly presented at
                                            the meeting.

Record Date...............................  You can vote if you were a stockholder of record at the close of business on March 26, 2001.

Proxy Voting..............................  It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend
                                            the meeting, please mark, sign, date and promptly mail
                                            your proxy card to our transfer agent, EquiServe, L.P.,
                                            in the enclosed postage-paid envelope. You may revoke
                                            your proxy at any time prior to its exercise at the
                                            meeting.

                                          By Order of the Board of Directors
                                          Jeet Singh
                                          Secretary

Cambridge, Massachusetts
April   , 2001

                                PROXY STATEMENT
                                    FOR THE
                           ART TECHNOLOGY GROUP, INC.
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INFORMATION ABOUT THE MEETING...............................      2

This Proxy Statement........................................      2
Who May Vote................................................      2
How to Vote.................................................      2
Quorum Required to Transact Business........................      3

DISCUSSION OF PROPOSALS.....................................      4

Proposal One: Election of Class II Directors................      4
Proposal Two: Approval of Amendment of 1996 Stock Option
  Plan......................................................      4
Proposal Three: Approval of Amendment of By-laws............      7
Proposal Four: Ratification of Selection of Independent
  Accountants...............................................      8
Other Matters...............................................      9
Stockholder Proposals for 2002 Annual Meeting...............      9

ADDITIONAL INFORMATION ABOUT DIRECTORS......................     11

Background Information about Directors Continuing in
  Office....................................................     11
Board and Committee Meetings................................     12
Compensation of Directors...................................     13

INFORMATION ABOUT EXECUTIVE OFFICERS........................     14

Background Information About Executive Officers.............     14
Executive Compensation......................................     15

INFORMATION ABOUT STOCK OWNERSHIP AND PERFORMANCE...........     19
Appendix A -- Audit Committee Charter.......................    A-1
Appendix B -- Federal Income Tax Consequences of Amended and
  Restated 1996 Stock Option Plan...........................    B-1
Appendix C -- Amendments to the By-laws.....................    C-1

                         INFORMATION ABOUT THE MEETING

THIS PROXY STATEMENT

    We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2001 Annual Meeting of Stockholders and any adjournment or postponement of the meeting. The meeting will be held at 10 a.m., local time, on Monday, May 14, 2001, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

    - THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

    - THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

    Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We have not retained the services of any proxy solicitation firm to assist us in soliciting proxies.

    We are mailing this proxy statement and the enclosed proxy card to
stockholders for the first time on April   , 2001. In this mailing, we are
including a copy of our 2000 Annual Report to Stockholders.

WHO MAY VOTE

    Holders of record of our common stock at the close of business on March 26, 2001 are entitled to one vote per share on each matter properly brought before the meeting.

    A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Jeet Singh, to make arrangements to review a copy of the stockholder list at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, prior to the meeting, between the hours of 8:30 a.m. and 5:30 p.m., local time, on any business day from May 4, 2001 up to the time of the meeting.

HOW TO VOTE

    You may vote your shares at the meeting in person or by proxy:

    - TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

    - TO VOTE BY PROXY, you must mark, sign and date the enclosed proxy card and then mail the proxy card to our transfer agent, EquiServe, L.P. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares for the election of the nominated director, the amendment of the 1996 Stock Option Plan, the amendment of the by-laws and the ratification of the independent accountants. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

    Even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

    - send written notice to Jeet Singh, our Secretary, at our address as set forth in the Notice appearing before this proxy statement;

    - send us another signed proxy with a later date; or

    - attend the meeting, notify our Secretary that you are present, and then vote by ballot.

    IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE HOLDER, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

QUORUM REQUIRED TO TRANSACT BUSINESS

    At the close of business on March 26, 2001, 68,315,484 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

                            DISCUSSION OF PROPOSALS

PROPOSAL ONE: ELECTION OF CLASS II DIRECTORS

    The first proposal on the agenda for the meeting is the election of two individuals to serve as Class II directors for three-year terms beginning at the meeting and ending at our 2004 Annual Meeting of Stockholders. Our by-laws provide that the board is to be divided into three classes serving for staggered three-year terms.

    The board has nominated Scott A. Jones and Thomas N. Matlack, current Class II directors, for re-election. Brief biographies of Messrs. Jones and Matlack, each as of March 31, 2001, follow. You will find information about Messrs. Jones' and Matlack's stock holdings on page 21.

SCOTT A. JONES.................  Mr. Jones has served as a director since November 1997.
                                 Since co-founding Escient, Inc., a company focusing on
                                 Internet applications related to entertainment in the home, in July 1996, Mr. Jones has served as its Chief Executive
                                 Officer and Chairman. After co-founding Boston Technology,
                                 Inc. in 1986, Mr. Jones served as its Chairman and Chief
                                 Scientist until 1992. Since 1994, he has also been a
                                 principal of Threshold Technologies, Inc., a consulting
                                 firm, and King Air Charters, Inc., an air charter company.
                                 Mr. Jones is 39 years old.

THOMAS N. MATLACK..............  Mr. Matlack has served as a director since November 1997.
                                 Since August 1998, he has been a Managing Partner at
                                 Megunticook Management LLC, a private investment fund. From
                                 1992 to February 1997, he held various positions with the
                                 Providence Journal Company, including Chief Financial
                                 Officer from April 1996 to February 1997, Vice President,
                                 Finance from September 1995 to April 1996, and Director,
                                 Financial Planning and Analysis from 1992 to September 1995.
                                 Mr. Matlack is 36 years old.

    We expect that both Mr. Jones and Mr. Matlack will be able to serve if elected. If either one is not able to serve, proxies may be voted for a substitute nominee. The board of directors may, following the Annual Meeting, elect an additional Class II director, as provided in our by-laws.

    The nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions when we tabulate votes cast for the directors election. Brokers have discretionary voting power with respect to director elections.

PROPOSAL TWO: APPROVAL OF AMENDMENT OF 1996 STOCK OPTION PLAN

    On April 5, 2001, the board of directors voted to increase the number of shares authorized for issuance under our Amended and Restated 1996 Stock Option Plan by 6,000,000, from 19,600,000 shares to 25,600,000 shares. The board determined that this amendment, referred to below as the Plan Amendment, was critical to our future success for the reasons described below and that the Plan Amendment therefore should not be subject to stockholder approval.

    The board has submitted the Plan Amendment for approval by our stockholders in order to enable us to issue additional incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. If the Plan Amendment is not approved by our stockholders by April 5, 2002, we will be able to issue only non-statutory stock options, and not incentive stock options, to purchase the additional 6,000,000 shares reserved for issuance pursuant to the Plan Amendment. Incentive stock options offer tax benefits that can make them more valuable than non-statutory stock options to many of our employees, at no incremental cost to our company.

    AS A RESULT, THE BOARD BELIEVES THAT APPROVAL OF THE PLAN AMENDMENT BY THE STOCKHOLDERS IS IN THE BEST INTERESTS OF OUR COMPANY AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

    An affirmative vote of a majority of the common stock voting on the matter, in person or by proxy, is necessary to approve the Plan Amendment. Abstentions effectively count as votes against approval of the plan. Brokers have discretionary voting power with respect to this proposal.

    RATIONALE FOR PLAN AMENDMENT

    The 1996 plan is intended to advance the interests of our stockholders by improving our ability to attract and retain qualified individuals who are in a position to contribute to our management and growth and to provide additional incentive for such individuals to contribute to our future success. Immediately prior to the board's approval of the Plan Amendment, a total of 1,668,866 shares of common stock remained available for grant under the 1996 plan.

    The board determined that it was necessary to have the ability to grant additional options in order to meet our goals of retaining key employees and attracting the best new employees by providing competitive compensation. We hired over 700 new employees during 2000, to whom we granted options to acquire a total of 4,866,643 shares of common stock. Due to the volatility of the stock market during the past year, the exercise prices of all of these options are above recent market prices of our common stock. The market price of our common
stock on the Nasdaq National Market at the close of business on April   , 2001
was $           per share. The table below presents the numbers of options granted during 2000 at various levels of exercise prices:

                                              NUMBER OF SHARES
                                                 SUBJECT TO
EXERCISE PRICE                                OPTIONS GRANTED
--------------                                ----------------
$     - $                                           147,193

  40.00 -   49.99                                   359,350

  50.00 -   59.99                                 1,622,800

  60.00 -   69.99                                   452,900

  70.00 -   79.99                                   655,800

  80.00 -   89.99                                 1,011,800

  90.00 -   99.99                                   161,400

 101.00 -  119.99                                    49,600

 120.00 or more                                     405,800
                                                  ---------

    Total                                         4,866,643
                                                  =========

    Since these options have exercise prices significantly greater than recent market prices of our common stock, they have a limited ability to motivate and help retain the employees to whom they were issued. Moreover, applicable accounting principles make it highly undesirable for us either to lower the exercise prices of these options or to exchange the outstanding options for new options having lower exercise prices.

    In spite of the unpredictability of the stock market, employees in the technology sector continue to expect and require stock options as part of their total compensation packages. Our board therefore believes that it will be necessary to issue additional options to existing employees in the near future, in order to encourage their continued employment with our company and to serve as meaningful compensatory motivation. In addition, based on our projected hiring for the next two years, the directors believe that additional shares will be required under the 1996 plan in order to allow us to attract qualified new employees in accordance with our business plans.

    SUMMARY OF 1996 STOCK OPTION PLAN

    The following summary is qualified in all respects by reference to the full text of the Amended and Restated 1996 Stock Option Plan. You can obtain a copy of the 1996 plan by writing to Jeet Singh, our Secretary, at our address as set forth in the Notice appearing before this proxy statement.

    The 1996 plan was adopted by our board of directors in April 1996 and approved by our stockholders in May 1996. On March 26, 2001 the board voted to amend and restate the 1996 plan in order to, among other things, permit grants to be evidenced electronically, conform the plan to changes in the law since its adoption, permit tax withholding on exercises when required by law, and permit the addition of a second director to the Employee Stock Option Committee, who may act independently in the absence of the other director.

    The 1996 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-statutory stock options.

    Our officers, employees, directors, consultants and advisors are eligible to receive awards under the 1996 plan. Under present law, however, incentive stock options may only be granted to employees. No employee may receive any award for more than 500,000 shares in any calendar year.

    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price less than, equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company. The 1996 plan permits our board of directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a "cashless exercise" by surrender to us of shares of common stock, by delivery to us of a promissory note, or by any other means that the board determines is consistent with the 1996 plan and applicable rules and regulations.

    As of March 26, 2001, approximately 1,165 persons were eligible to receive awards under the 1996 plan, including six executive officers and five non-employee directors. The granting of options under the 1996 plan is discretionary and we cannot now determine the number or type of options to be granted in the future to any particular person or group.

    Our board of directors administers the 1996 plan and has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1996 plan and to interpret its provisions. The board may delegate authority under the 1996 plan to one or more committees of the board of directors. Our board of directors has authorized the Compensation Committee to administer the 1996 plan, including the granting of options to our executive officers. In addition, the board has authorized an Employee Stock Option Committee to grant options under the 1996 plan for up to 300,000 shares in any quarter. Such options may not cover more than 10,000 shares per employee per year. Subject to any applicable limitations contained in the 1996 plan, our board of directors, this committee and any other committee to whom our board of directors delegates authority, may select the recipients of awards and determine the number of shares of common stock covered by options, the dates upon which such options become exercisable, the exercise price of options and the duration of options.

    In the event of a merger, liquidation or other acquisition event, our board of directors is authorized to take one or more of the following actions:

    - provide that outstanding options be assumed or substituted for by the acquirer;

    - provide that all unexercised options terminate immediately prior to the event unless exercised within a time period specified in written notice to the option holder;

    - in the event of a merger in which holders of common stock would receive a cash payment for each share surrendered, provide for a cash payment to each option holder equal to the per share amount by which the amount paid to common stock holders exceeds the option's exercise price, multiplied by the total number of shares underlying the option; or

    - provide that any or all outstanding options become fully exercisable immediately prior to the event.

    No award may be granted under the 1996 plan after April 2006, but the vesting and effectiveness of awards previously granted may extend beyond that date. Our board of directors may at any time amend the 1996 plan, except that no award granted after an amendment of the 1996 plan and for which stockholder approval is required under Section 422 of the Internal Revenue Code shall become exercisable, realizable or vested to the extent such amendment was required to grant such award, unless and until such amendment is approved by our stockholders.

    See Appendix B to this proxy statement for a discussion of the U.S. federal income tax consequences of the 1996 plan.

PROPOSAL THREE: APPROVAL OF AMENDMENTS OF BY-LAWS

    On March 26, 2001, the board of directors voted to approve a number of changes to our by-laws in order to authorize the use of electronic or remote communications, including e-mail, for many corporate purposes. These purposes include attendance at meetings, establishment of a quorum, voting by stockholders and written consents of directors.

    See Appendix C to this proxy statement for the text of the amendments.

    The affirmative vote of the holders of 75% of our issued and outstanding shares of common stock is required to approve the amendments to our by-laws. Abstentions will effectively count as votes against approval of the amendments. Brokers have discretionary voting power with respect to this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO OUR BY-LAWS.

PROPOSAL FOUR: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The board of directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP to serve as our independent accountants for the year ending December 31, 2001. Arthur Andersen has served as our independent accountants since 1996. Although stockholder ratification of the selection of Arthur Andersen is not required by law, the board of directors believes that it is desirable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the meeting, the board will reconsider the selection of Arthur Andersen.

    The affirmative vote of a majority of the shares present or represented by proxy and voting at the meeting is required to ratify the selection of Arthur Andersen as our independent accountants for the year ending December 31, 2001. Abstentions are effectively counted as votes against this proposal. Brokers have discretionary voting power with respect to this proposal.

    THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2001.

AUDITORS' FEES AND OTHER MATTERS

    AUDIT FEES

    Arthur Andersen billed us an aggregate of $371,000 in fees for professional services rendered in connection with the audit of our financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q prepared during fiscal year 2000.

    ALL OTHER FEES

    Arthur Andersen billed us an aggregate of $920,000 in fees for other services rendered to us and our affiliates for the fiscal year ended December 31, 2000. These fees consisted of:

    - $404,000 for tax compliance and advisory services, including state and local tax compliance, transfer pricing analysis and sales tax compliance;

    - $451,000 for services related to a review of company-wide business applications and processes, including financial software consulting and implementation; and

    - $65,000 for services in connection with a proposed public offering.

    LEASED EMPLOYEES

    In connection with its engagement to audit our financial statements for the most recent fiscal year, Arthur Andersen has informed us that no work was performed by persons other than their full-time, permanent employees.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Arthur Andersen did not bill us for any professional services rendered to us or our affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of our information system, or the management of our local area network.

    AVAILABILITY OF INDEPENDENT ACCOUNTANTS

    Representatives of Arthur Andersen will be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

OTHER MATTERS

    The board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

    The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholder proposals intended to be presented at our 2002 Annual Meeting of Stockholders must have been received by us at our principal executive offices by December 14, 2001 for inclusion in the proxy statement and proxy card that will relate to that meeting.

    Under our by-laws, a stockholder must follow certain procedures to nominate one or more individuals for election as a director or to introduce an item of business at an annual meeting of stockholders. These procedures provide that any nomination or proposed item of business must be submitted in writing to our Secretary at 25 First Street, Cambridge, Massachusetts 02141. The nomination or proposed item of business must be received not less than sixty days nor more than ninety days prior to the 2002 Annual Meeting and must include the name and address of the stockholder proposing such nomination or item of business and the number of shares of common stock owned by such stockholder.

    A nomination must contain the following information about the nominee:

    - name, age, business and, if known, residence address;

    - principal occupation or employment;

    - the number of shares of our common stock, if any, held by the nominee; and

    - the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director.

    Notice of a proposed item of business must include:

    - a brief description of the substance of, and the reasons for, conducting such business at the annual meeting; and

    - any material interest of the stockholder in such business.

    We have not yet set a date for our 2002 meeting. If the 2002 meeting were to be held on May 14, 2002 (the anniversary of the 2001 meeting), the deadline for delivery of a stockholder proposal or nomination would be March 15, 2002.

                     ADDITIONAL INFORMATION ABOUT DIRECTORS

BACKGROUND INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE

    Our Class I and Class III directors will continue in office following the Meeting. The terms of our Class I directors will expire upon our 2003 Annual Meeting of Stockholders, and the terms of our Class III directors will expire upon our 2002 Annual Meeting of Stockholders. Brief biographies of these directors, as of March 31, 2001, follow. You will find information about their holdings of common stock on page 19.

JOSEPH T. CHUNG................  Mr. Chung co-founded our company with Jeet Singh in 1991 and is our Chief Technology Officer, Treasurer and Chairman of
                                 the Board. He is one of our Class III directors. Previously,
                                 Mr. Chung was the technical director and chief technology
                                 designer of the hyperinstrument group at the MIT Media Lab and held engineering positions at Apple Computer and Digital
                                 Equipment Corporation. Mr. Chung is 36 years old.

JEET SINGH.....................  Mr. Singh co-founded our company with Joseph Chung in 1991 and is our Chief Executive Officer and a Class III director.
                                 Previously, Mr. Singh held marketing positions with Boston
                                 Technology, Inc., a manufacturer of advanced voice
                                 processing computers, Team Technologies, a Washington,
                                 D.C.-based consulting firm specializing in workgroup
                                 productivity, and Groupe Bull/Bull Corporation of America.
                                 Mr. Singh is 37 years old.

PHYLLIS S. SWERSKY.............  Ms. Swerksy has been one of our Class I directors since May
                                 2000. Since 1995 she has been President of The Meltech
                                 Group, a consulting firm specializing in business advisory services for high-growth potential businesses. She was
                                 President of The Net Collaborative, Inc., an Internet
                                 systems integration company, from 1996 to 1997. She served as President of Work/Family Directions, Inc., a provider of employee benefits programs, from 1992 through 1995. Prior to
                                 1992, she was Executive Vice President and Chief Financial
                                 Officer of AICorp, Inc., a computer software company. Ms.
                                 Swersky also serves as a director of Investor Financial
                                 Services, Inc. Ms. Swersky is 49 years old.

ROBERT F. WALTERS..............  Mr. Walters has been one of our Class I directors since May
                                 2000. Since 1995 he has been Senior Vice President and Chief
                                 Information Officer of the John Hancock Financial Services.
                                 Prior to Hancock, Mr. Walters held various key positions at
                                 Citibank, both domestically and overseas. Before joining
                                 Citibank, Mr. Walters held various senior technology
                                 management positions at Bankers Trust Co. and Marine Midland
                                 Bank. Mr. Walters is 52 years old.

BOARD AND COMMITTEE MEETINGS

    Our board of directors met 11 times in 2000. Mr. Jones attended 73% of the total number of board meetings, and each of the other directors attended at least 75% of those meetings. The board has three standing committees: an Audit Committee, a Compensation Committee and an Employee Stock Option Committee.

    The Audit Committee reviews our financial reporting and internal controls and policies, recommends the selection of independent accountants, reviews the overall plan and scope of the independent audit, and provides the opportunity for direct contact between our independent accountants and the board. The Audit Committee acts under a written charter first adopted and approved on June 12, 2000 and attached to this proxy statement as Appendix A. The Audit Committee met 6 times during 2000. The current Audit Committee members are Mr. Matlack and
Ms. Swersky. Each of the members of the Audit Committee attended at least 75% of the meetings of the Audit Committee in 2000.

    The Compensation Committee reviews, and recommends to the board for approval, the compensation programs for the Chief Executive Officer, other executive officers and key employees. The Compensation Committee also administers our bonus and incentive plans and programs, including stock option and stock purchase plans. The Compensation Committee met 7 times during 2000, either in person, by telephonic meeting or by means of written consent. The current members of the Compensation Committee are Messrs. Jones, Lax and Matlack and Ms. Swersky. Each of the members of the Compensation Committee attended at least 75% of the meetings of the Compensation Committee in 2000.

    The Employee Stock Option Committee is responsible for granting stock options to our employees, other than our executive officers. The current member of the Employee Stock Option Committee is Mr. Singh.

AUDIT COMMITTEE REPORT

    The Audit Committee reviewed our audited financial statements for the year ended December 31, 2000 and discussed these financial statements with our management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61, COMMUNICATION WITH AUDIT COMMITTEES, with Arthur Andersen, our independent auditors. SAS 61 requires our independent auditors to discuss with our Audit Committee, among other things, the following:

    - methods to account for significant unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    - disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard
No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. This Standard requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from our company.

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2000.

                                          AUDIT COMMITTEE
                                          Thomas N. Matlack
                                          Phyllis S. Swersky

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Jones, Matlack and Lax and Ms. Swersky served on the Compensation Committee during 2000. None of these directors was, during or before 2000, an officer or employee of our company or of any of our affiliates. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or Compensation Committee.

COMPENSATION OF DIRECTORS

    During 2000, we paid no cash compensation to any of our directors. In order to attract and retain directors in a competitive environment, as of January 1, 2001, we began paying a cash retainer of $10,000 per year to our non-employee directors and additional payments of $1,000 for each meeting attended by those directors. In order to attract new directors from larger and more sophisticated companies and to compensate committee chairpersons for the additional work imposed by this role, on March 26, 2001, the board of directors voted to increase the annual retainer for each non-employee director to $25,000; to provide an additional annual retainer of $10,000 to each non-employee committee chairperson; and to continue paying each non-employee director $1,000 for each meeting attended by that director. We do not reimburse directors for travel and living expenses for attending regular board meetings and committee meetings.

    The board of directors adopted our 1999 Outside Director Stock Option Plan in May 1999, and it was approved by our stockholders in June 1999. Under the plan, individuals who become directors and are not our employees receive an option to purchase 10,000 shares of common stock on the date of his or her initial election to our board. The exercise price of such option is equal to the closing price per share of our common stock on the date of such director's election. In addition, each of our continuing non-employee directors receives an option to purchase 10,000 shares of common stock on the date of each annual meeting of stockholders, at an exercise price equal to the closing price per share of the common stock on the date of the annual meeting. All options granted under the director plan are fully vested upon grant.

                      INFORMATION ABOUT EXECUTIVE OFFICERS

BACKGROUND INFORMATION ABOUT EXECUTIVE OFFICERS

    Our executive officers are elected by the board of directors and hold office until the first meeting of the board following the annual meeting of stockholders. Brief biographies of our executive officers follow. The ages of the executive officers are given as of March 31, 2001. You will find information about their holdings of common stock on page 19.

JEET SINGH.....................  Chief Executive Officer. You will find background information about Mr. Singh on page 11.

JOSEPH T. CHUNG................  Chief Technology Officer, Treasurer and Chairman of the
                                 Board. You will find background information about Mr. Chung on page 11.

ANN C. BRADY...................  Ms. Brady has been Chief Financial Officer since April 1999 and Vice President, Finance since January 1998. From May
                                 1997 to January 1998 she was Director of Finance. From 1992
                                 to May 1997, Ms. Brady was head of Finance and Accounting
                                 for HPR, Inc., a software and consulting services company, subsequently acquired by McKesson/HBOC. Ms. Brady is 37
                                 years old.

PAUL G. SHORTHOSE..............  Mr. Shorthose has been Chief Operating Officer since June
                                 1999 and President since February 2000. From July 1998 to
                                 June 1999, he was Vice President of Marketing and Business
                                 Development for Context Integration, Inc., a
                                 software-related consulting services company. From August
                                 1997 to July 1998, Mr. Shorthose served as our Vice
                                 President, Worldwide Services. From April 1992 to August
                                 1997, Mr. Shorthose was Vice President/General Manager for
                                 the Northeast U.S. and Canada Professional Services
                                 Organization of Sybase, Inc., a software and consulting
                                 services company. Mr. Shorthose is 44 years old.

WILLIAM WITTENBERG.............  Mr. Wittenberg has been Senior Vice President, Product
                                 Development since March 1998. From April 1996 to March 1998, he was Vice President, Engineering. From 1991 to January
                                 1995, Mr. Wittenberg was Director of Product Management and
                                 User Interface Design for Lotus Development Corporation. Mr.
                                 Wittenberg is 42 years old.

LAUREN J. KELLEY...............  Ms. Kelley has been Senior Vice President, Worldwide Sales since February 2000. From December 1996 to February 2000,
                                 she was Vice President, Sales. From September 1996 to
                                 December 1996, she worked as a consultant to our company on the European market. From July 1995 to December 1996, Ms.
                                 Kelley was a Principal with TechConnect Strategies, Inc., an international business development firm. From January 1994 to July 1995, Ms. Kelley was General Manager at Borland
                                 International in Paris, France. Ms. Kelley is 41 years old.

IAN REID.......................  Mr. Reid has been Vice President, Marketing since March
                                 2000. From November 1998 to March 2000, he was an
                                 independent marketing consultant for internet industry
                                 companies. From May 1996 to October 1998, he was Vice
                                 President, Field and Channel Marketing for Open Market,
                                 Inc., an internet e-commerce company. From January 1996 to
                                 May 1996, Mr. Reid was a consultant to Open Market. Mr. Reid is 48 years old.

BERNARD BAILEY.................  Mr. Bailey has been Senior Vice President, Worldwide
                                 Services since January 2001. From April 1984 to January
                                 2001, he held various positions with IBM Corporation in
                                 which he was responsible for the sales and delivery of
                                 services offerings. In particular, from October 2000 to
                                 January 2001, he was Sector Operations and Strategy
                                 Executive, IBM Global Services, Business Innovation
                                 Services, Public Sector. From January 2000 to October 2000
                                 he was Director of Delivery Operations, IBM Global Services,
                                 Business Innovation Services, Southern Region. From January
                                 1997 to January 1999, Mr. Bailey was Director, Integration
                                 Services, Chesapeake Bay Marketplace. From August 1995 to
                                 January 1996, he was Solution Executive, EDMS Group, Process
                                 and Petroleum Industry Solution Unit. Mr. Bailey is 47 years old.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the annual and long-term compensation that we paid for the past three years to the following persons, who are referred to as our named executive officers:

    - Jeet Singh, our chief executive officer; and

    - Joseph T. Chung, Paul G. Shorthose, Ann C. Brady and William Wittenberg, our four other most highly compensated executive officers.

    We did not grant stock options to any of the named executive officers during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                               ANNUAL          COMPENSATION
                                                                            COMPENSATION          AWARDS
                                                                        --------------------   ------------
                                                                                                SECURITIES
                                                                                                UNDERLYING
NAME AND PRINCIPAL POSITION                                    YEAR     SALARY($)   BONUS($)    OPTIONS(#)
---------------------------                                  --------   ---------   --------   ------------
                                                               2000     $220,000    $105,871           --
Jeet Singh.................................................    1999      150,000      80,000           --
Chief Executive Officer                                        1998      150,000       3,038           --

                                                               2000      220,000                       --
Joseph T. Chung............................................    1999      150,000      80,000           --
Chief Technology Officer and Treasurer                         1998      150,000          --           --

                                                               2000      200,769          --           --
Paul G. Shorthose..........................................    1999       92,769      55,000    1,150,000
President and Chief Operating Officer                          1998       88,846      60,000           --

                                                               2000      181,538          --           --
Ann C. Brady...............................................    1999      131,560          --      289,998
Vice President, Finance and Chief Financial Officer            1998      125,000          --      124,500

                                                               2000      180,000          --           --
William Wittenberg.........................................    1999      148,462          --      180,000
Senior Vice President, Product Development                     1998      138,846          --      181,860

    The amount reflected as a bonus for Mr. Singh in 1998 represents imputed interest on an interest-free loan extended to him. Mr. Shorthose resigned as our Vice President, Services in August 1998 and rejoined us as Chief Operating Officer in June 1999.

    The following table sets forth information regarding options exercised in 2000 by the named executive officers. The per-share value of unexercised in-the-money options is calculated by subtracting the option exercise price from $30.56, the last reported sale price of the common stock on December 29, 2000.

             TOTAL OPTION EXERCISES DURING 2000 AND YEAR-END VALUES

                                                           NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                                       OPTIONS AT DECEMBER 31, 2000            AT DECEMBER 31, 2000
                          SHARES                     ---------------------------------   ---------------------------------
                       ACQUIRED ON       VALUE
NAME                   EXERCISE (#)   REALIZED ($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                   ------------   ------------   --------------   ----------------   --------------   ----------------
Jeet Singh...........         --               --             --                --                --                 --
Joseph T. Chung......         --               --             --                --                --                 --
Paul G. Shorthose....    130,000        9,029,000        355,000           625,000         9,074,688         15,976,563
Ann C. Brady.........    125,000        9,262,332         69,587           233,315         1,965,192          6,450,634
William Wittenberg...    251,000       21,547,673        211,438           108,750         6,341,714          3,228,984

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee consists entirely of directors who are not officers or employees of our company or of any of our affiliates. The Compensation Committee establishes the salaries and other compensation for our executive officers, including our Chief Executive Officer and the other named executive officers. The Compensation Committee also administers our stock option and stock purchase plans.

    GENERAL COMPENSATION PHILOSOPHY. Our executive compensation program is designed to:

    - retain executive officers by paying them competitively, motivating them to contribute to our success and rewarding them for their performance;

    - link a substantial part of each executive officer's compensation to our performance; and

    - encourage ownership of our common stock by executive officers, to further tie the interests of management to the interests of our stockholders.

    The Compensation Committee applies these principles in determining annual compensation opportunities and payments for the named executive officers and our other executive officers.

    ESTABLISHING TOTAL COMPENSATION OPPORTUNITIES. In determining total annual compensation opportunities for the named executive officers, the Compensation Committee considers many factors, including:

    - the experience and compensation history of the executive officer;

    - our performance as measured by revenues, earnings and total stockholder return compared to that of other companies in the Internet software industry; and

    - the total annual compensation paid by competitors in the Internet software industry to their senior management.

    BALANCING THE ELEMENTS OF COMPENSATION. The Compensation Committee seeks to balance three elements--salaries, bonuses and stock options. The Compensation Committee also tries to align the compensation opportunities of executive officers closely with the interests of our stockholders in allocating compensation opportunities among these elements. Therefore, bonuses are tied to our performance, as measured by revenues and earnings. The Compensation Committee also relies on recommendations made by executive compensation specialists from an outside consulting firm.

    Salaries for each of the named executive officers are based on the Compensation Committee's evaluation of:

    - the executive officer's job performance;

    - the executive officer's contribution to our growth and profitability;

    - any increase in the executive officer's responsibilities, whether as a result of our growth or a reassignment of responsibilities;

    - the success of the management team in achieving our short-term and long-term goals;

    - the importance of the executive officer to the future growth and profitability;

    - the salaries and total compensation mix paid to executive officers holding equivalent positions by companies in our peer group; and

    - the experience and compensation history of the executive officer.

    To determine the size of option grants to our executive officers, the Compensation Committee relies on recommendations made by the executive compensation specialists at an outside consulting firm. The exercise price for all stock options granted to executive officers equals the market value of the underlying shares on the date of grant. Therefore, ultimately, the stock options have value only if the value of the underlying shares increases.

    As Chief Executive Officer for 2000, Jeet Singh received salary compensation of $220,000 and a cash bonus of $105,871. Mr. Singh's annual salary for 2000 was determined based on an assessment of comparative industry salaries using established executive compensation surveys. Mr. Singh's cash bonus was determined objectively based on our performance in 2000.

    Section 162(m) of the Internal Revenue Code generally disallows us from taking any tax deduction for compensation exceeding $1,000,000 paid to any of the named executive officers. The limit does not apply, however, to compensation we pay upon our attainment of performance goals under a program approved by the stockholders. The Compensation Committee intends that compensation attributable to stock options granted under the 1996 plan meet the requirements of
Section 162(m), and therefore believes that these amounts will be deductible by us for federal income tax purposes.

                                          COMPENSATION COMMITTEE
                                          Thomas N. Matlack
                                          Scott A. Jones
                                          Charles R. Lax
                                          Phyllis S. Swersky

               INFORMATION ABOUT STOCK OWNERSHIP AND PERFORMANCE

    The following table sets forth certain information as of January 31, 2001, with respect to the beneficial ownership of our common stock by:

    - each person known by us to own beneficially more than five percent of the outstanding shares of common stock;

    - each of our directors;

    - each of our named executive officers; and

    - all directors and executive officers as a group.

                                           SHARES          SHARES         TOTAL
                                        BENEFICIALLY     ACQUIRABLE     BENEFICIAL     PERCENT
BENEFICIAL OWNER                          OWNED(1)     WITHIN 60 DAYS   OWNERSHIP    OWNERSHIP(2)
----------------                        ------------   --------------   ----------   ------------
FMR Corp.(3).........................    10,161,520              --     10,161,520    15.0%
  82 Devonshire Street
  Boston, Massachusetts 02109
Jeet Singh...........................     6,379,000              --     6,379,000      9.4
Joseph T. Chung......................     6,358,000              --     6,358,432      9.3
Putnam Investments, LLC(4)...........     3,587,270              --     3,587,270      5.3
  One Post Office Square
  Boston, Massachusetts 02109
Putnam Investment Management,             3,448,570              --     3,448,570      5.1
  LLC(4).............................
  One Post Office Square
  Boston, Massachusetts 02109
Scott A. Jones.......................       640,683          15,000       655,683       *
William Wittenberg...................       197,741         263,938       461,679       *
Paul G. Shorthose....................         2,281         357,500       359,781       *
Ann C. Brady.........................        45,027          61,772       106,799       *
Charles R. Lax.......................            --          15,000        15,000       *
Phyllis S. Swersky...................         2,200          10,000        12,200       *
Robert F. Walters(5).................            28          10,000        10,028       *
Thomas N. Matlack....................            --           5,000         5,000       *
All directors and executive officers
  as a group (11 persons)............    13,658,117         910,983     14,569,100     21.1

------------------------

*   Less than 1%.

(1) The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Unless otherwise indicated, each person listed above has sole voting and/or investment power with respect to the shares listed.

(2) In calculating the percent of our common stock beneficially owned by each person or entity listed, the number of shares deemed outstanding consists of the 68,047,122 shares actually outstanding as of January 31, 2001, plus, for that person or entity only, any shares subject to options that were exercisable on, or within 60 days after, January 31, 2001.

(3) Beneficial ownership as reported in an amendment to a Schedule 13G filed with the SEC on February 13, 2001.

(4) Beneficial ownership as reported in an amendment to a Schedule 13G filed with the SEC on February 15, 2001.

(5) Includes 28 shares held by Mr. Walters' son. Mr. Walters disclaims beneficial ownership for these shares.

COMPLIANCE WITH REPORTING REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our equity securities with the SEC. We are also required to identify any director or executive officer who fails to timely file with the SEC any required report relating to ownership or changes in ownership of our equity securities. Certain securities held by Lauren Kelley, our Senior Vice President, Worldwide Sales, were inadvertently omitted from her Form 3 in February 2000. The omission was corrected on Form 5 filed in April 2001, which was after the Form 5 filing deadline, for year end 2000. Twenty-eight shares held by the son of Robert Walters, one of our directors, which may be attributed to Mr. Walters, were omitted from his Form 3 which was due in May 2000 but was filed in July 2000. These shares were reported on a Form 4 filed in October 2000. Due to an administrative error, an option exercise and a subsequent sale of securities in May 2000 by Ann Brady, our Chief Financial Officer, was not filed on a timely basis. These transactions were reported on Form 5 filed in April 2001 for year end 2000. The Form 3 for Phyllis Swersky, one of our directors, due in May 2000, was filed in September 2000. Forms 5 for year 2000 for Joseph Chung, our Chief Technology Officer, Charles Lax, one or our directors and Ian Reid, our Vice President, Marketing, were filed in April 2001. Messrs. Scott Jones, Thomas Matlack, Jeffrey Newton, Paul Shorthose, Jeet Singh, William Wittenberg, and Mesdames Brady and Kelley each reported on Form 5 filed in April 2000 for year end 2000, information to correct administrative or mathematical errors that appeared in various Form 4 reports filed during 2000. In addition, required reports for all of our directors and executive officers were mailed, rather then filed, on the filing deadline and therefore were filed with the SEC one to four days late.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on our common stock during the period from January 1, 2000 to December 31, 2000 with the cumulative total return of (i) the Nasdaq National Market Index and (ii) a Peer Group Index* over the same period. This comparison assumes the investment of $100 on July 21, 1999 in our common stock, the Nasdaq National Market Index and the Peer Group Index and assumes dividends, if any, are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
DOLLARS

                            7/21/99  9/30/99  12/31/99  3/31/00  6/30/00  9/29/00  12/29/00
ART TECHNOLOGY GROUP, INC.   100.00   210.73    719.72   727.33  1117.64  1049.13    338.41
INTERNET SOFTWARE AND SVCS   100.00   118.68    215.87   211.09   132.38   118.81     51.24
NASDAQ MARKET INDEX          100.00   103.58    152.98   174.07   149.71   138.16     92.84

* Peer Group Index reflects the stock performance of the 339 publicly traded companies which comprise the Media General Index Group 852 (Internet Software and Services).

LEGAL MATTERS

    On October 31, 2000, Aron Rosenberg, one of our stockholders, filed a lawsuit in the United States District Court for the District of Delaware, Rosenberg V. Tudor Investment Corp., Tudor Private Equity Fund L.P., The Raptor Global Fund L.P., The Raptor Global Fund Ltd., Tudor Global Trading LLC and Art Technology Group, Inc., Civil Action No. 00-925. Mr. Rosenberg's complaint alleges that the Tudor and Raptor entities violated Section 16(b) of the Securities Exchange Act of 1934 in connection with their sales of our common stock after our initial public offering on July 20, 1999. Those entities received shares of our common stock immediately before our closing of our initial public offering, upon the conversion of Series D preferred stock that they had acquired more than six months before our initial public offering. The complaint alleges that those entities should be deemed to have purchased shares of our common stock shortly before the closing of our initial public offering, as the result of changes effected through a charter amendment relating to the preferred stock. The complaint also alleges that the entities obtained profits of more than $70 million from sales of our common stock within six months after the date on which such purchase should be deemed to have occurred and that those profits should be paid to us in accordance with Section 16(b). Although we are a nominal defendant in the suit, Mr. Rosenberg is not seeking any damages from us. We cannot assure you that we will receive any payment as a result of this lawsuit.

    In February 2001, we received a letter from attorneys representing Open Market, Inc., an Internet software company, asserting that our software infringed certain of Open Market's patents. Although eight patent descriptions were attached as exhibits, the letter did not describe which of the patents we allegedly infringed, nor did it describe the manner in which our software infringed those patents. We have engaged patent counsel to review the Open Market patents and to try to ascertain the details of the claim from Open Market's counsel. Open Market has not filed a lawsuit against us as a result of these claims, but we cannot be certain that a lawsuit will not be filed in the future.

                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER

MEMBERSHIP

    NUMBER. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth below.

    INDEPENDENCE. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

    - has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

    - has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

    - is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

    - did not within the last fiscal year receive from the Company or any affiliate of the Company compensation--other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation--greater than $60,000; and

    - has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

    Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

    FINANCIAL LITERACY. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

    CHAIRMAN. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

    The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

    The Audit Committee shall review and reassess the adequacy of this charter at least annually.

    The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

    The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

    The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

    The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

    The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

    Based upon its discharge of its responsibilities pursuant to this Charter and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

    The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

    The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

    The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

                                   APPENDIX B
                       FEDERAL INCOME TAX CONSEQUENCES OF
                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under our Amended and Restated 1996 Stock Option Plan and with respect to the sale of common stock acquired under the 1996 plan. It does not address the tax consequences that may arise with respect to any gift or disposition other than by sale of common stock acquired under the 1996 plan. For precise advice as to any specific transaction or set of circumstances, any participant in the 1996 plan, referred to as a Participant, should consult with his or her own tax advisors. Any participants should also consult with his or her own tax advisor regarding the application of any state, local, and foreign taxes and any federal gift, estate, and inheritance taxes. For purposes of the following description, "we," "our" and "us" refer to ATG and its subsidiaries, unless the context requires otherwise.

INCENTIVE STOCK OPTIONS

    In general, a Participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a Participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock, referred to as ISO Stock, acquired through the exercise of the incentive stock option. Nevertheless, in the case of a Participant who has not been employed by us at all times commencing on the date on which a particular incentive stock option was granted and ending on the date that is three months before the date on which the option is exercised, the option generally will be treated as though it were a non-statutory stock option and taxed as described below under "Non-Statutory Stock Options." Similarly, incentive stock options will be treated as non-statutory stock options for purposes of the alternative minimum tax. While a Participant will pay alternative minimum tax only to the extent of the excess of that tax over the Participant's regular tax, the treatment of an option as a non-statutory stock option for purposes of the alternative minimum tax could create such an excess.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the Participant has owned the ISO Stock at the time it is sold. If the Participant sells ISO Stock after having owned it for at least two years from the grant date and one year from the exercise date, then the Participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the Participant sells ISO Stock prior to having owned it for at least two years from the grant date and one year from the exercise date, known as a Disqualifying Disposition", then the Participant generally will recognize ordinary compensation income in an amount equal to the lesser of:

    (1) the excess of the fair market value of the ISO Stock on the Exercise Date over the exercise price; and

    (2) the excess of the sale price of the ISO Stock over the exercise price.

    A Participant making a Disqualifying Disposition will also recognize capital gain in an amount equal to the excess of the sale price of the ISO Stock over the fair market value of the ISO Stock on the exercise date. This capital gain will be a long-term capital gain if the Participant has held the ISO

Stock for more than one year prior to the date of the sale and will be a short-term capital gain if the Participant has held the ISO Stock for a shorter period.

    If a Participant sells ISO Stock for less than the exercise price, then the Participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the Participant has held the ISO Stock for more than one year prior to the date of the sale and will be a short-term capital loss if the Participant has held the ISO Stock for a shorter period.

NON-STATUTORY STOCK OPTIONS

    As in the case of an incentive stock option, a Participant will not recognize taxable income upon the grant of a non-statutory stock option. However, a Participant generally will recognize ordinary compensation income upon the exercise of a non-statutory stock option in an amount equal to the excess of the fair market value of the common stock, referred to as NSO Stock, acquired through the exercise of the non-statutory stock option on the exercise date over the exercise price.

    With respect to any NSO Stock, a Participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a Participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the Participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the Participant has held the NSO Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the Participant has held the NSO Stock for a shorter period.

DELIVERY OF COMMON STOCK UPON EXERCISE OF STOCK OPTIONS

    Under certain circumstances, the 1996 plan permits a Participant to exercise an option by delivering to us common stock having a fair market value equal in amount to the exercise price. The use of this method of exercise generally will not alter the tax consequences described above, and it may enable a Participant to dispose of appreciated common stock without immediately recognizing capital gain on the disposition. The Participant's tax basis in any shares of common stock delivered to us to exercise an option generally will be carried over to an equal number of shares of common stock acquired upon exercising the option. Nevertheless, any Participant should consider that the delivery to us of ISO Stock or common stock acquired pursuant to our employee stock purchase plan will constitute a Disqualifying Disposition, having all of the adverse tax consequences described above, if the holding-period requirements described above are not satisfied with respect to that stock.

MAXIMUM INCOME TAX RATES ON CAPITAL GAIN AND ORDINARY INCOME

    Long-term capital gain will be taxable at a maximum rate of 20% or, if certain additional requirements are satisfied, including the satisfaction of a five-year holding period, a maximum rate of 18%. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phase outs of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Except in the case of a Disqualifying Disposition of ISO Stock, ordinary compensation income will also be subject to a Medicare tax and, under certain circumstances, a social security tax.

OUR TAX CONSEQUENCES

    The grant of an option under the 1996 plan will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1996 plan nor the sale of any common stock acquired under the 1996 plan will have any tax consequences to us. We generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a Participant under the 1996 plan. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

WITHHOLDING

    While a Participant's Disqualifying Disposition of ISO Stock will result in the recognition of ordinary compensation income, we will have no withholding obligation with respect to that income. Nevertheless, we will have a withholding obligation with respect to ordinary compensation income recognized upon the exercise of a Non-Statutory Stock option by a Participant who has been employed by us. We will require any such Participant to make arrangements to satisfy this withholding obligation.

                                   APPENDIX C
                           AMENDMENTS TO THE BY-LAWS

SECTION 1.6 OF THE BY-LAWS SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

    1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

SECTION 1.8 OF THE BY-LAWS SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

    1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of Delaware by the stockholder or such stockholder's authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

SECTION 1.13 OF THE BY-LAWS SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

    1.13  Conduct of Meetings.

    (a) Chairman of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman's absence by the Vice Chairman of the Board, if any, or in the Vice Chairman's absence by the Chief Executive Officer, or in the Chief Executive Officer's absence by the President or a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

    (b) Rules, Regulations and Procedures. The Board of Directors of the corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of

Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

    (c) Closing of Polls. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

    (d) Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors or election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote in completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

SECTION 2.10 OF THE BY-LAWS SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

    2.10 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

SECTION 2.11 OF THE BY-LAWS SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

    2.11 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 2.14 OF THE BY-LAWS SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

    2.14 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents and electronic transmissions are filed with the minutes of proceedings of the Board or committee.

SECTION 5.3 OF THE BY-LAWS SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

    5.3 Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these By-laws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.